MULTIPLE CLASS ALLOCATION TESTING REP

INDEX

Report of Independent Accountants



A.Overview of Internal Control Struct
for Calculating Net Asset Value, Divi
Allocation of Expenses to Class A Sha
Class C Shares



B.Control Objectives and Procedures o
Trust Multiple Class Allocation Works



C.Testing Compliance with Internal Co
to the Northstar Advantage Trust Mult
Worksheet





Report of Independent Accountants



Northstar Advantage Trust

Northstar Distributors, Inc.

Northstar Investment Management Corpo



We have examined the accompanying des
the overview of internal control stru
procedures of the Northstar Advantage
(comprisiNorthstar Advantage Income a
Northstar Advantage High Total Return
calculating the net asset value, divi
allocation of expenses among multiple
Our examination included procedures t
assurance about whether (1) the accom
presents fairly, in all material resp
Trust's policies and procedures that
Trust's internal control structure, (
policies and procedures were suitably
control objectives specified in the d
policies and procedures were complied
      -3 such policies and procedures
of October 31, 1995The control object
the Trust's management in the Second
Application Pursuant to Section 6(c)
Act of 1940 for an Order of Exemption
Section 2(a)(32), 2(a)(35), 18(f), 18
of such Act and Rule 22c-1 thereunder
performed in accordance with standard
American Institute of Certified Publi
those procedures we considered necess
obtain a reasonable basis for renderi

In our opinion, the accompanying desc
aforementioned calculation of net ass
distributions and allocation of expen
fund shares of the Trust present fair
respects, the relevant aspects of the
procedures that had been placed in op
    1995 Also, in our opinion, the po
described, are suitably designed to p
that the specified control objectives
described policies and procedures wer
satisfactorily.

In addition to the procedures we cons
our opinion as expressed in the previ
tests, listed in Appendix C, to speci
to obtain evidence about their effect
control objectives, described in Appe
October 31, 1995.  The specific polic
nature, timing, extent, and results o
Appendix C.  In our opinion, the poli
were tested as described in Appendix
sufficient effectiveness to provide r
absolute, assurance that the control
Appendix B were achieved for the year
However, the scope of our engagement
determine whether the control objecti
and not listed in Appendix C were ach
express no opinion on the achievement
listed in Appendix B and not tested i

The description of policies and proce
Trust is as of October 31, 1995, and
the operating effectiveness of specif
covers the year ended October 31, 199
information to the future is subject
of change, the description may no lon
existence.  The potential effectivene
and procedures with respect to the Tr
limitations and, accordingly, errors
and not be detected.  Furthermore, th
conclusions, based on our findings, t
to the risk that changes may alter th
conclusions.

This report is intended solely for th
the Trust, Northstar Distributors, In
Investment Management Corporation and
Securities and Exchange Commission an
any other purpose.



New York, New York

December 15, 1995.

Appendix A

OVERVIEW OF INTERNAL CONTROL STRUCTUR

PROCEDURES FOR CALCULATING NET ASSET

DISTRIBUTIONS, AND ALLOCATION OF INCO

AMONG MULTIPLE CLASSES OF FUND SHARES



The Northstar Advantage Trust (the "T
Northstar Advantage Income and Growth
Advantage High Total Return Fund) (th
Multiple Pricing System, consisting o
Class A, Class B and Class C shares.
to a front-end sales charge with a di
Class B shares are charged a continge
and a greater 12b-1 fee.  Class C sha
level sales charge and a greater 12b-
classes of shares represent interests
investments of the Funds and are iden
except with respect to the expense al
class.  Since 12b-1 fees will vary fo
separate NAV's, dividends and distrib
for each class.  The procedures for c
and distributions are substantially s
slightly depending on the dividend po

In maintaining the records for each F
accounts must be allocated to each cl
income, unrealized and realized gains
allocated daily to each class based o
assets at the beginning of each day.

Daily expenses of the Funds will be a
depending upon the nature of the expe
expenses, which are attributable to e
allocated based on the percentages of
beginning of the day.  Operating expe
to the Advisor and Administrator, and
accounting, custody and transfer agen
and registration and other regulatory
 Certain expenses that have a greater
another (i.e., 12b-1 fees and transfe
calculated and charged to the respect

12b-1 FeeUsing prior day's net assets
calculate the current day's accrual b
rates for each class.

Transfer Agent FeesFor those charges
may      exist for each class of shar
each class and accrue separately dail

Such "unique" expenses which are grea
another must be calculated prior to d
dividend/distibutions as they may pot
each class (i.e., create different NA
order to allocate income and expenses
of shares, The Shareholders Services
Agent"), the Funds' recordkeeper, uti
Allocation Worksheets (the "Worksheet
utilize relevant data input by the Fu
Accounting Agent obtained from the Fu
system.  The Worksheets allocate inco
multiple classes of shares and comput
value, and if applicable, the dividen
class of shares.  Internal accounting
to the Funds can be divided into two
relevant to the mutual fund accountin
Accounting Agent (the "primary accoun
related to the Worksheets.  The desig
structure policies and procedures rel
contemplate the application of certai
structure policies and procedures to
system.

The Trust has provided the detail des
for accounting and reconciling multip
calculating dividend rates and net as
Shares, Class B Shares and Class C Sh

The specific control objectives relat
described in Appendix B.

Appendix C discusses the scope of spe
performed and the results of those pr

Appendix B

CONTROL OBJECTIVES AND PROCEDURES OF

NORTHSTAR ADVANTAGE TRUST'S

MULTIPLE CLASS ALLOCATION WORKSHEETS



Certain data is utilized from the pri
allocate income and expenses and to c
asset value and, if applicable, divid
class of shares.  The primary account
details of transactions in accordance
Company Act of 1940, as amended.

The following represents the internal
objectives and procedures for the all
expenses and the computation of the n
applicable, the dividend/distribution
utilizing the format of the Worksheet
internal accounting control procedure
processing of information into the Fu
system as maintained by the Accountin
procedures are applicable to all of t

The following are the control objecti

To ascertain the "unique" fees (i.e.,
class of shares are correctly recorde
records and are correctly allocated t

To ascertain that income and operatin
properly to each class based on the a
each class at the beginning of each d

To ascertain that the dividend rates
each class of shares reflect the prop
operating expenses as well as the ful
charged to the respective class of sh

Set forth below are additional proced
implemented to satisfy the objectives
calculation of dividends/distribution
These procedures presume that the nor
remain in effect for all other daily
procedures are described for the Fund
dividend policy.The calculation proce
dividends/distributions consistent wi
policy will be as follows:

Fund Declares Net Investment Income D
Realized Gains; Does Not Distribute U

Dividends/Distributions

Determination of the dividend/distrib
completion of the Multiple Class Allo
dividing daily net income by the numb
receive dividends.  The appropriate d
each class' trial balance.

Annual distribution rate for realized
by taking net realized gains for the
total shares outstanding.

NAV

After completion of the Multiple Clas
corresponding posting to the respecti
the NAV by class will be determined b
applicable to a specific class by the
outstanding relating to that class.

Fund Distributes Net Investment Incom
Term Gains) Quarterly/Monthly, Net Lo
Short-Term Gains on Annual Basis; Doe
Gains/Losses:

Dividends/Distributions:    the divid
income will be calculated as follows:

Dividends

Determine total Fund (all classes) ne
distribution for the appropriate peri
applicable trial balances.

Add incremental distribution fees and
obtain the adjusted net income.

Divide adjusted net income by the tot
outstanding to obtain the dividend ra
expenses.

Dividend rate for each class is deter
the dividend rate before class specif
class specific expenses per share.

Distributions

Distribution rate is determined by di
undistributed net realized gains by t

NAV:

After completion of the Multiple Clas
corresponding posting to the class' t
class will be determined by dividing
to the class by the respective class'
outstanding.

CONTROL PROCEDURES

On a daily basis a fund accountant at
checks the appropriate rate to be cha
12b-1 fee.  The fund accountant calcu
12b-1 charge for each class of shares
appropriate daily rate times the valu

The fund accountant then calculates a
to be charged to the appropriate clas
the daily accrual rate established fo
be calculated based upon invoices and

After calculating these "unique" expe
allocates income and fund expenses am
of shares based on the value of their
shares using the attached worksheet.
provided by the Transfer Agent, who m
of shares outstanding for each class
allocations are adjusted so that any
not exceeded, including, for daily di
accrual expenses do not exceed accrue
accountant calculates the appropriate
allocates the expenses accordingly.

For fluctuating NAV funds, the fund a
whether the proration calculation is
ex-dividend date.  If it is an ex-div
must be accrued and reflected in that
accountant must insert the calculated
above) on the appropriate lines of th

The fund accountant then completes th
Worksheet, using the allocated income
from step 3 above, the additional fee
above, and the dividends and distribu
 The results of this worksheet are th
asset value and daily dividend rates
of shares.

The fee calculations, income and expe
determination of net asset value and
Allocation Worksheet are included in
reviewed by the Fund Manager at the A
reviewer verifies the calculation of
dividend rates after reviewing the fe
of income and expenses and daily divi
is paid to the differences between th
NAV per share of the different classe
sole difference between any class of
expenses, the difference in the daily
the classes should be equal to the di
expenses charged to those classes.If
unusual differences in NAV per share,
fluctuations, the fund accountant is
items and provide the reviewer with a
well as a corrected trial balance and
Worksheet, as necessary.

Once the reviewer is satisfied that t
completed and that the NAV per share
correct, he signs the Multiple Class
evidence his review and releases this
for processing purposes.

On a monthly basis, the fund accounta
of the 12b-1 fee and any other "uniqu
In doing so, the fund accountant also
the average daily net assets of each
Fund.  The monthly fee is then agreed
each Fund.

Appendix C

TESTING COMPLIANCE WITH INTERNAL CONT

PROCEDURES RELATING TO NORTHSTAR ADVA
CLASS ALLOCATION WORKSHEETS (the "Wor

FOR THE YEAR ENDED OCTOBER 31, 1995



We reviewed the methodology and proce
daily net asset value and, if applica
dividends/distributions of the multip
the allocation of income and accrual
classes of shares.

AUDIT PROCEDURES

We performed the following procedures
Worksheets.

Examined 10 worksheets to ensure prop
accountant and fund manager (preparer



We tested the daily activity on 6 Wor
with control procedures described in

Agreed the prior day's total net asse
Worksheet.

Agreed the capital share activity (sh
Supersheet obtained from the transfer

Recalculated the capital share activi
the prior day's net asset value per s
capital share activity.

Recalculated the current day's adjust
basis for determining the allocation
of shares) by adding the capital shar
the prior day's total net assets.

Recalculated the percentage of net as
class of shares by dividing the respe
assets by the total Fund's ending net

Agreed gross income, operating expens
unrealized gains/losses to the Trial

Recalculated the allocation of gross
exclusive class specific expenses, an
gains/losses for each class of shares

Recalculated the distribution fee bas
assets as specified in the prospectus

Recalculated the allocation of transf
class of shares.

Recalculated shares outstanding by ad
for the prior day to the current day'
redemptions.

Recalculated the net asset value per
shares by dividing its net assets by